Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports our report dated March 28, 2014 with respect to the consolidated financial statements included in this Registration Statement on Form S-1. We consent to the incorporation by reference in the Registration Statement on Form S-1 of the aforementioned report, and to the use of our name as it appears under the caption "Expert."

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Certified Public Accountants

Leawood, Kansas

Date: September 25, 2014